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                                                                    EXHIBIT 10.8



                      PREFORMED LINE PRODUCTS COMPANY

                      SUPPLEMENTAL PROFIT SHARING PLAN
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                                TABLE OF CONTENTS


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
ARTICLE I                                                                    2
ARTICLE II                                                                   5
ARTICLE III                                                                  6
ARTICLE IV                                                                   7
ARTICLE V                                                                    7
ARTICLE VI                                                                   8
ARTICLE VII                                                                 10
ARTICLE VIII                                                                11
ARTICLE IX                                                                  13
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                      PREFORMED LINE PRODUCTS COMPANY
                      SUPPLEMENTAL PROFIT SHARING PLAN


            THIS AGREEMENT, made this 13th day of December, 1995, by Preformed Line Products Company (the "Company"), an Ohio corporation.

                       W I T N E S S E T H  T H A T:

            WHEREAS, the Company desires to establish and maintain a supplemental retirement plan to provide retirement benefits for certain of its highly compensated employees whose contributions under the Preformed Line Products Company Salaried Employees' Profit Sharing Plan and Trust (As Amended and Restated Effective January 1, 1989) are limited by Sections 401(a)(17) and 404(a)(3) and/or Section 415(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). By providing such supplemental benefits, the Plan is intended to treat the eligible employees as if they were unaffected by the Code limitations as described above; and

            WHEREAS, the Board of Directors of the Company has duly authorized the aforesaid actions and execution of this Agreement;

            NOW, THEREFORE, the Company hereby adopts the supplemental retirement plan provided for under this Agreement effective as of January 1, 1995, under the following terms and conditions.
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                                 ARTICLE I
                     DEFINITIONS AND GENERAL PROVISIONS


      1.1 Definitions. Unless the context requires otherwise, the terms defined in this Article shall have the following respective meanings:

      (a) "Account" means the bookkeeping account described in Section 3.1 hereof under which benefits and income are credited on behalf of a Participant.

      (b) "Beneficiary" means any person who becomes entitled to receive any distribution hereunder by reason of the death of a Participant. Notwithstanding the foregoing sentence, a Participant's Beneficiary for purposes of this Plan shall be the beneficiary as determined under the Profit Sharing Plan for death benefits payable thereunder.

      (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (d) "Company" means Preformed Line Products Company, or any successor thereto which expressly adopts this Plan.

      (e) "Committee" means the Plan Committee described in Article VI hereof.

      (f) "Compensation" means an Eligible Employee's compensation for a Plan Year, as defined in the Profit Sharing Plan, but without application of the Code
Section 401(a)(17) limitation on compensation.

      (g) "Effective Date" of this Plan means January 1, 1995.
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      (h) "Eligible Employee" means any employee of an Employer who meets all of the requirements of Section 2.1 of the Plan.

      (i) "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

      (j) "Employer" means the Company and any other corporation which shall elect, with the consent of the Company, to participate in the Plan in the manner described in Section 2.3, or any successor corporation which shall adopt the Plan. If any such corporation shall terminate its participation in the Plan, such corporation shall cease to be an Employer.

      (k) "Participant" means any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who earns or accrues benefits under this Plan.

      (l) "Plan" means the "Preformed Line Products Company Supplemental Profit Sharing Plan" as set forth herein, as such Plan may be amended from time to time.

      (m) "Plan Year" means the period of time commencing on any January 1 and ending on the following December 31.

      (n) "Profit Sharing Plan" means the Preformed Line Products Company Salaried Employees' Profit Sharing Plan and Trust (As Amended and Restated Effective January 1, 1989), as such Profit Sharing Plan may be amended from time to time.
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      (o) "Valuation Date" means each business day as of which the value of the trust fund under the Profit Sharing Plan is determined.

      1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions has been done for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.
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                                 ARTICLE II
                       ELIGIBILITY AND PARTICIPATION

      2.1 Eligibility to Participate in the Plan. In order to become eligible to participate in this Plan, an individual must be (i) an employee of an Employer;
(ii) a participant under the Profit Sharing Plan; and (iii) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until the latest to occur of failure to meet at least one of the three conditions described above, or the complete distribution to the Participant (or Beneficiary, if applicable) of his benefits under the Plan. In order to receive an allocation under the Plan, however, a Participant must meet the criteria described in this
Section 2.1 and also must meet the requirements of Sections 2.2.

      2.2 Eligibility for Allocation of Benefits Under Section 3.1. In order to receive an allocation of benefits under Section 3.1 for a particular Plan Year, an Eligible Employee must have Company contribution allocations for such Plan Year under the Profit Sharing Plan limited or reduced by reason of application of the limitations of Code Sections 401(a)(17), 404(a)(3) and/or Section 415(c)(1).

      2.3 Participation by Other Employers. With the consent of the Company, any corporation which is a member of the same controlled group as the Company (within the meaning of Code Section 1563(a)) may become a participating employer under the Plan by executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.
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                                ARTICLE III
                           SUPPLEMENTAL BENEFITS

      3.1  Benefit Allocations Related to the Profit Sharing Plan.

            (a) For a particular Plan Year, a Participant shall have credited or allocated to his Account under the Plan a benefit equal to the difference between (i) and (ii) where:

                        (i) equals the amount of Company contributions that the Participant otherwise would have had allocated to his account under the Profit Sharing Plan for such Plan Year
                        (A) if the Participant's compensation under the Profit Sharing Plan for such Plan Year had not been limited by reason of Code Sections 401(a)(17) and 404(a)(3); and/or
                        (B) were it not for the limitations applied under Code
                        Section 415(c)(1); and

                        (ii) equals the Company contributions actually allocated to the Participant's Account under the Profit Sharing Plan for such Plan Year.

            (b) Amounts will be credited or allocated to Accounts of Participants under Section 3.1(a) at such time, and in such manner, as they would have been allocated under the Profit Sharing Plan; subject to the rights of the Committee to establish such rules and procedures as described in Section 6.2.

      3.2 Interest Equivalents. Within 30 days following the last day of each Plan Year, the Committee will credit to each Participant's Account, as of the January 1 immediately following such Plan Year end, a dollar amount equal to the yield on one-year United States Treasury bills plus one percentage point, applied to the Participant's Account balance on the last day of the immediately preceding Plan Year. If amounts are to be
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            distributed to a Participant in the form of a single sum payment prior to the January 1 following the Plan Year during which the Participant is entitled to receive a distribution of his Plan Account, the Committee shall credit to the Participant's Account, a pro rata portion of the yearly interest equivalent through the date of such Participant's distribution.


                                 ARTICLE IV
                                  VESTING

      Amounts allocated under Section 3.1(a) shall vest immediately upon allocation and shall be nonforfeitable at such time.

                                 ARTICLE V
                          DISTRIBUTION OF BENEFITS

      Benefits accrued under Section 3.1 shall be paid or distributed, in cash, in such manner, at such time, and to such person(s) as prescribed under the terms of the Profit Sharing Plan which would have been applicable if such benefits actually were paid under or by the Profit Sharing Plan. Notwithstanding the foregoing provisions of this Article V, the Board of Directors of the Company shall have the right to vary the form and commencement date for payment of Plan benefits and to make such distributions in such form and at such time as it determines, in its sole discretion, to be appropriate with respect to the particular Participant.
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                                 ARTICLE VI
                            PLAN ADMINISTRATION


      6.1 Administration. The Plan shall be administered by the Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

      6.2 Plan Committee. The Plan shall be administered by the Advisory Committee designated and serving as such pursuant to Article IX of the Profit Sharing Plan. No member of the Committee shall act or participate in any action of the Committee directly affecting his own Account under the Plan that is not of general application to all Participants. The Committee is authorized to interpret the Plan and, from time to time, may adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

      The Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Plan to the Board of Directors of the Company. All decisions made by the Committee shall be final.

      Without limiting the powers set forth herein, the Committee shall have the power (i) with the consent of the Board of Directors of the Company to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to determine the times and places for holding meetings of the Committee and the notice to be given of such
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meetings; (iii) to employee such agents and assistants, such counsel (who may be of counsel to the Company herein), and such clerical and other services as the Committee may require in carrying out the provisions of the Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee.

      The members of the Committee, and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent, upon all certificates and reports made by an accountant and upon all opinions given by any legal counsel selected or approved by the Committee, and the members of the Committee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent or any such accountant or counsel.

      6.3 Statement of Participant's Account. The Committee shall, as soon as practicable after the end of each Plan Year, mail to each Participant a statement setting forth the Account of such Participant under Section 3.1 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Committee within thirty (30) days after the mailing of such statement to the Participant.

      6.4 Filing Claims. Any Participant or Beneficiary entitled to benefits under the Plan shall be required to file a written claim request with the Committee with respect to benefits under the Plan on such forms and in such manner as the Committee shall prescribe.

      6.5 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid as determined by the Company.
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                                ARTICLE VII
                         AMENDMENT AND TERMINATION


      7.1 Amendment. The Company has reserved, and does hereby reserve, the right at any time and from time to time by written action of its Board of Directors (or by written action of an officer or officers of the Company to whom the Board of Directors has delegated the authority to amend the provisions of the Plan) to amend, modify or alter any or all of the provisions of the Plan without the consent of any other Employer or of the Eligible Employees or Participants or any other person; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company, and shall become effective as of the date designated in such instrument. A copy of any such amendment to the Plan shall be delivered to any other Employer as soon as practicable following its adoption.

      7.2 Termination. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part by written action of its Board of Directors, effective as of the date designated, in such written action without the consent of any other Employer or of the Eligible Employees or Participants or any other person. A copy of such written action to suspend, discontinue or terminate the Plan shall be delivered to any other Employer as soon as practicable following its adoption. Any Employer may terminate its participation in the Plan at any time by providing written notice thereof to the Company; provided, however, that no termination shall operate retroactively so as to adversely affect any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action.
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                                ARTICLE VIII
                              CLAIMS PROCEDURE


            8.01 Filing Claims. Any Participant, beneficiary or other individual (hereinafter a "Claimant") entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to file a written claim with the Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form and in such manner as the Committee shall prescribe. Unless and until a Claimant makes proper application for benefits, in accordance with the rules and procedures established by the Committee, he shall have no right to receive benefit payments under the Plan.

            8.02 Notification to Claimant. If a Claimant's request is wholly or partially denied, the Committee (or its designee) shall, within ninety (90) days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:

            (a) The specific reason or reasons for the denial;

            (b) specific reference to pertinent Plan provisions upon which the denial is based;

            (c) A description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and

            (d) An explanation of the Plan's claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.
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            8.03 Review Procedure. Within sixty (60) days after the receipt of such notice from the Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Committee of the decision denying the payment of benefits. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than sixty (60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Committee's receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

            8.04 Mandatory Dispute Resolution. In the event the Claimant is not satisfied with the Committee's written decision on appeal, the Claimant shall, within thirty (30) days of such written decision, submit to the Committee a statement disagreeing with the decision and requesting arbitration. Failure to timely submit such a statement will cause the Committee's decision on appeal to be final, conclusive, and binding on the Claimant and his heirs and assigns. Within thirty (30) days of receipt of such notification, the Committee shall submit such claim to binding arbitration and mediation by an independent arbitrator. Provided the proposed alternative dispute resolution procedure is consistent with procedures established by the American Arbitration Association, the outcome of the proposed alternative procedures shall be final, conclusive and binding on the Claimant, the Plan, the Committee, the Employer and any other parties to the dispute, claim or controversy.
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            An arbitrator functioning in accordance with this Section shall have no power to add to or subtract from or to modify any of the terms of this Plan or any amendments thereto. The expenses of an arbitrator appointed in accordance with this Section shall be borne 50 percent by the Plan and 50 percent by the Claimant. Similarly, all Committee expenses relating to the arbitration shall be borne by the Plan and all Claimant expenses shall be borne by the Claimant.

                                 ARTICLE IX
                          MISCELLANEOUS PROVISIONS

      9.1 Employment Relationship. Nothing in the adoption or maintenance of this Plan shall confer on any Participant the right to continued employment by the Employer or an affiliated or subsidiary corporation of the Employer, or affect in any way the right of the Employer or such affiliate or subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

      9.2 Facility of Payments. Whenever, in the opinion of the Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Committee shall have the discretionary authority to direct payments to such person's legal representative or to a relative or friend of such person for his benefit; alternatively, the Committee may in its discretion apply the payment for the benefit of such person in such manner as the Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Committee with respect to such payment or application of benefits.

      9.3 Funding. All benefits under this Plan are unfunded and the Company shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to
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assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under this Plan or any other specific assets of the Employer. All amounts credited under this Plan to the benefit of a Participant shall constitute general assets of the Employer and may be disposed of by the Employer at such time and for such purposes as it may deem appropriate.

      9.4 Anti-Assignment. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant's spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under this Plan, than those rights, in the discretion of the Committee, shall cease. In this case, the Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant's spouse, or Beneficiary in such manner as the Committee may deem proper.

      9.5 Unclaimed Interests. If the Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Committee shall so certify, and thereafter the Committee shall attempt to locate such missing person. If such person continues missing for a period of three years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Committee, be distributed to the Beneficiary of such missing person.
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      9.6 References to Code, Statutes and Regulations. Any and all references in this Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

      9.7 Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of this Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct.

      9.8 Company As Agent for Employers. Each corporation which shall become a participating employer pursuant to Section 2.4 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company's authority shall continue unless and until the Employer terminates its participation in the Plan.

      9.9 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. In the event that any one or more of the provisions of this Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Plan, but this Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.
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      9.10 Taxes. The Employer shall be entitled to withhold any taxes from any distribution hereunder as it believes necessary, appropriate, or required under relevant law.

            IN WITNESS WHEREOF, PREFORMED LINE PRODUCTS COMPANY, by action of its Board of Directors, has duly adopted the Preformed Line Products Company Supplemental Retirement Plan effective as of the 13th day of December, 1995.

                                    PREFORMED LINE PRODUCTS COMPANY



                                    By /s/ John J. Herda
                                       ---------------------------

                                    Title Vice President - Finance
                                          ------------------------